UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by QuickLogic Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on May 4, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s policy as to how frequently it will conduct future advisory votes on named executive officer compensation. No other changes have been made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on April 28, 2011, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future advisory votes on named executive officer compensation. As reported by the Company in the Original Filing, a majority of the votes cast by the stockholders were in favor of conducting future advisory votes on named executive officer compensation once every three years. Based on these results, the Company’s Board of Directors decided that the Company will conduct an advisory vote on the compensation of named executive officers once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	QuickLogic Corporation

/s/ Ralph S. Marimon
Ralph S. MarimonVice President of Finance and Chief Financial Officer

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